Exhibit 3.22

SYLVAN LEARNING CORPORATION

AMENDED AND RESTATED BY-LAWS

ARTICLE I
OFFICES

Section 1. Registered Office. The address of the registered office of this Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, in the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof

Section 2.2 Annual Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place 115 the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 2.3 Notice of Annual Meetings. Unless otherwise provided by law, written notice of the annual meeting of stockholders, stating the time, place and date thereof shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the Stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election \s to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless Otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.6 Notice of Special Meetings. Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place, date and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as provided in Section 4.2, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the President, any Executive Vice President, shall preside at meetings of the stockholders. The Secretary of the Corporation shall act as Secretary, but in the absence of the Secretary the presiding officer shall appoint a Secretary.

Section 2.09 Action by Stockholders. When a quorum is present at any meeting, the vote  the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-laws, applicable law, or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 Written Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder; of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date the earliest dated consent is delivered to the -Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this section.                                                                        ·

Section 2.11 Voting Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock which h.is been transferred on the books of the Corporation within twenty days preceding an election of directors shall be voted on at such election of directors.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1  Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of, retirement age of, and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office, provided that no amendment to the By-laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least 66 2/3% of the members of the Board of Directors then in office_ Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation. None of the directors need be stockholders of the Corporation.

Section 3.2 Vacancies and New Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall continue until the next annual meeting and until their successors are elected and have qualified.

Section 3.3 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise-all such powers of the Corporation and do all such lawful acts and things- as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DlRECTORS

Section 3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6 Notice of Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or the Secretary on two days’ notice to each director, either personally or by mail, telephone or telegram; special meetings shall be called in like manner and on like notice on the written request of at least two directors.

Section 3.7 Quorum; Voting. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except. as may be otherwise specifical.ly provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Written Action. Unless otherwise restricted by the Certificate of Incorporation or these By-Jaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or of such committee, as they case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board of Directors deems appropriate, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the ‘Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or amending the By-laws of the Corporation; unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it and report the same to the Board of Directors when required.

Each committee shall keep regular minutes of its meetings ·and report the same to the Board of Directors when requested by the Board of Directors.

Section 3.11 Compensation Committee. If it desires to do so, the Board of Directors may by resolution passed by a majority of the whole Board, designate a Compensation Committee, to which the Board shall delegate the authority to fix the compensation of the directors.

Section 3.12 Audit Committee. If it desires to do so, the Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, which shall have duty to recommend to the Board of Directors the accounting firm to be selected by the Board, or to be recommended by it for stockholder approval, as independent auditor of the Corporation and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards.

Section 3.13 Participation In Meeting By Telephone.  Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 4.1 Generally. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telephone.

Section 4.2 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.3 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated .therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 5.l Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents (which may include Senior Vice-Presidents and Executive Vice Presidents), one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as the Board of Directors may from time to time deem necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person and any office may be shared by more than one person unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents1of the Corporation to an officer of the Corporation.

Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authorities and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

Section 5.5 Action with Respect to Securities of Other Corporations. Unless otherwise directed by this, Board of Directors, the President, any Vice President, the Secretary, the Treasurer or any officer of the Corporation authorized by such officers shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every owner of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board, or President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares ·owned by him or her in the Corporation. Any or all of the signatures on the certificate may be by facsimile.

Section 6.2 Transfer Agents: Registrars. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice-Chairman of the Board of Directors, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.3 Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated upon the issuance of such new certificate.

Section 6.4 Transfers of Stock. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims, with respect to such transfer and such duty bas not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (ii) the Corporation has required and obtained, with respect: to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, By-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

(b) The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (ii) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed· with the Corporation.

Section 6.5 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be “more than sixty nor less than ten days before the-date of such meeting, nor more than sixty days prior to any other action.

(b)                                 If no record date is fixed:

(1)              The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)              The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3)              The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Registered Stockholders. Prior to due presentment for transfer of any share 6r shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it .shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Execution of Instruments. All checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided hereinto by law) shall be executed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7.6 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7.7 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These By-laws may be altered or repealed or new By-laws may be adopted, by the Board of Directors at any meeting or by the stockholders at any meeting.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Right of Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the· Corporation, and, with respect to any criminal action or proceeding, bad reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

a)                           The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

b)                           To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 9.l(a) or 9.l(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

c)                            Any indemnification under sections 9.l(a) or 9.l(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

i)                           By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) If there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or

(ii)                    By the stockholders.

Section 9.2 Undertakings for Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid with 60 days after a written claim therefor is received by the Corporation, the claimant may recover the unpaid amount of such claim and, if successful in whole or in pan, shall be entitled to be paid the expense of prosecuting the claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 9.4 Relationship to Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his :status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Continuation of Rights. The indemnification and advancement of expenses provided by or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to this benefit of the heirs, executors and administrators of any such person.

Section 9.7 Amendments. All rights to indemnification under this by-law shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this by-law is in effect. No amendment or repeal of this bylaw or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent of the Corporation any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this by-law with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which arise out of any action, suit or proceeding based in whole or in substantial part on any act or failure to act, actual or alleged, which takes place while or before this by-law is in effect. The provision of this section shall apply to any such action, suit or proceeding whenever commenced, including such action, suit or proceeding commenced after any amendment or repeal of this by-law.

Section 9.8 Severability. In the event that any of the provisions of this Article IX (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise enforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.